EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use and the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement (No. 333-138444) on Form S-11 of our report dated March 31, 2008, relating to the consolidated financial statements of Cole Credit Property Trust II, Inc. and its subsidiaries appearing and incorporated by reference in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
July 28, 2008